As filed with the Securities and Exchange Commission on June 30, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM S-11
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

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VEGAS RENTAL DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	531120	47-1154419
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(IRS employer identification number)

3414 Pino Circle
Las Vegas, Nevada 89121
(702) 534-9525
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Harold P. Gewerter, Esq.
Gewerter & Dowling
1212 S. Casino Center
Las Vegas, NV 89104
Ph: (702) 382-1714
Fax: (702) 382-1759
Email: harold@gewerterlaw.com
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_________________

Copies to:
Harold P. Gewerter, Esq.
Gewerter & Dowling
1212 S. Casino Center
Las Vegas, NV 89104
Ph: (702) 382-1714
Fax: (702) 382-1759
Email: harold@gewerterlaw.com

_________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.001 per share, for sale by Our Company	4,000,000	$0.10	$400,000.00	$46.48

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(1)   Registration fee has been paid via Fedwire.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3)   Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer will sell the common stock being registered in this offering at a fixed price of $0.10 per share. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange. It is possible that the Company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ____________ __, 2015.

PROSPECTUS

VEGAS RENTAL DEVELOPMENT, INC.

4,000,000 Shares of Common Stock

This prospectus will also allow us to issue up to 4,000,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the OTC Bulletin Board and no market for these securities may develop. The issuer will sell the common stock being registered in this offering at a fixed price of $0.10 per share. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. If the offering is not already closed at the time, the Issuer will file a post-effective amendment to reflect the change to a market price when the shares begin trading on a market or exchange.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.10	$0.00	$0.10
Minimum	500,000	$50,000	$0.00	$50,000
Maximum	4,000,000	$400,000	$0.00	$400,000

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(1)   Estimated expenses to be paid by the Issuer including payment of any underwriting or placement commissions, discounts or expense.

(2)   All expenses of this offering shall be borne by the Issuer.

Our Independent Registered Public Accounting Firm has raised substantial doubts about our ability to continue as a going concern.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 3 before purchasing our common stock.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 22, 2015.

Unless otherwise specified, the information in this prospectus is set forth as of June 30, 2015, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

i

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to Vegas Rental Development, Inc. See Cautionary Note Regarding Forward Looking Statements on page 11.

Our Company

The Company was formed on June 12, 2014 in the State of Nevada.

Business Strategy

Our objective is to provide attractive, risk-adjusted returns to our investors over the mid to long-term, primarily through income appreciation and capital appreciation distributions. We intend to achieve this objective by investing in a diversified portfolio of residential real estate through single or bulk transaction(s) including condos, townhomes single family detached residential units or homes. The Company currently owns and leases one condo unit in Las Vegas, NV.

We rely on our management’s expertise in identifying residential real estate assets within our stated target objectives. Our Management makes investment decisions based on various factors, including, relative value, expected risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, liquidity, cost of financing and financing availability, as well as maintaining our exemption from registration under the 1940 Act.

Our executive offices are located at 3414 Pino Cir. Las Vegas, NV 89121. Our telephone number is (702) 534-9525.

The Offering

This prospectus covers up to 4,000,000 shares to be issued and sold by the company at a fixed price of $0.10 per share in a direct public offering.

ABOUT THIS OFFERING

Securities Being Offered	Up to 4,000,000 shares of common stock of Vegas Rental Development, Inc. to be sold by the company at a price of $0.10 per share.

Initial Offering Price	The company will sell up to 4,000,000 shares at a price of $0.10 per share.

Terms of the Offering	The company will offer and sell the shares of its common stock at a price of $0.10 per share in a direct offering to the public.

Termination of the Offering

The offering will conclude when the company has sold all of the 4,000,000 shares of common stock offered by it up to a maximum of 360 days. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 3.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in June 2014 but we have not yet begun full-scale operations. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of ($13,345) as of December 31, 2014 and we expect to continue to incur significant research and development expenses in the foreseeable future related to the completion of development and commercialization of our sites. As a result, we are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to Company research and development. In order to support the initiatives envisioned in our business plan, we will need to raise additional capital through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of real estate projects. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2015 but we do not have any firm commitments for Companying. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Risks Relating to Our Business

Risks associated with recent adverse developments in the mortgage, finance and credit markets.

The likelihood of our success is subject to conditions in the real estate and mortgage market(s), the financial markets and the economy generally. Recently, concerns over the current global economic crisis, energy costs, geopolitical issues, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward. The mortgage market has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen.

The severity of the liquidity limitation was largely unanticipated by the markets. For now (and for the foreseeable future), access to mortgages and other credit sources has been substantially limited. While the limitation on financing was initially in the sub-prime mortgage market, the liquidity issues have now also affected prime and Alt-A non-Agency lending, with mortgage rates remaining much higher than previously available in recent periods and many product types being severely curtailed. This has an impact on new demand for homes, which will compress the home ownership rates and weigh heavily on future home price performance. There is a strong correlation between home price growth rates and mortgage loan delinquencies. Any further market deterioration may increase the risk of potential loss related to our planned activities.

Dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, have resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. In addition, we may rely on the availability of financing to acquire real property, residential mortgage loans, and real estate loans on a leveraged basis. Institutions from which we may seek to obtain financing may have owned or financed residential mortgage loans, real estate-related securities and real estate loans, which have declined in value and caused them to suffer losses as a result of the recent downturn in the residential mortgage market. Many lenders and institutional investors have reduced and, in some cases, ceased to provide Companying to borrowers, including other financial institutions. If these conditions persist, these institutions may become insolvent or continue to tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all. Our profitability may be adversely affected if we are unable to obtain cost-effective financing.

There can be no assurance that the actions of the U.S. government, Federal Reserve and other governmental and regulatory bodies for the purpose of stabilizing the financial markets or market response to those actions will achieve the intended effect. In any event, our business may not benefit from these actions and further government or market developments could adversely impact us.

If one or more major market participants fails or otherwise experiences a major liquidity crisis, as was the case for Bear Stearns & Co. in March 2008, and Lehman Brothers Holdings Inc. in September 2008, it could further negatively impact the marketability of real estate related assets and this could negatively impact the value of the properties we acquire, thus reducing our net book value. Furthermore, if many potential lenders are unwilling or unable to provide prospective buyers of our properties with financing, we could be forced to hold on to our properties longer than may be optimal or sell our properties at an inopportune time when prices are further depressed.

Since June 30, 2008, there have been increased market concerns about Freddie Mac and Fannie Mae’s ability to withstand future credit losses associated with securities held in their investment portfolios, and on which they provide guarantees, without the direct support of the federal government. Recently, the government passed the “Housing and Economic Recovery Act of 2008”. Fannie Mae and Freddie Mac have recently been placed into the conservatorship of the Federal Housing Finance Agency, or FHFA, their federal regulator, pursuant to its powers under The Federal Housing Finance Regulatory Reform Act of 2008, a part of the Housing and Economic Recovery Act of 2008. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may (1) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of the shareholders, the directors, and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (2) collect all obligations and money due to Fannie Mae and Freddie Mac; (3) perform all functions of Fannie Mae and Freddie Mac which are consistent with the conservator’s appointment; (4) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (5) contract for assistance in fulfilling any function, activity, action or duty of the conservator.

In addition to FHFA becoming the conservator of Fannie Mae and Freddie Mac, (i) the U.S. Department of Treasury and FHFA have entered into preferred stock purchase agreements between the U.S. Department of Treasury and Fannie Mae and Freddie

Mac pursuant to which the U.S. Department of Treasury will ensure that each of Fannie Mae and Freddie Mac maintains a positive net worth; (ii) the U.S. Department of Treasury has established a new secured lending credit facility which will be available to Fannie Mae, Freddie Mac, and the Federal Home Loan Banks, which is intended to serve as a liquidity backstop, and (iii) the U.S. Department of Treasury has initiated a temporary program to purchase RMBS issued by Fannie Mae and Freddie Mac. Given the highly fluid and evolving nature of these events, it is unclear how our business will be impacted. Based upon the further activity of the U.S. government or market response to developments at Fannie Mae or Freddie Mac, our business could be adversely impacted.

In response to the financial issues affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions, the Emergency Economic Stabilization Act of 2008, or EESA, was recently enacted. The EESA provides the U.S. Secretary of the Treasury with the authority to establish a Troubled Asset Relief Program, or TARP, to purchase from financial institutions up to $700 billion of residential or commercial mortgages and any securities, obligations, or other instruments that are based on or related to such mortgages, that in each case was originated or issued on or before March 14, 2008, as well as any other financial instrument that the U.S. Secretary of the Treasury, after consultation with the Chairman of the Board of Governors of the Federal Reserve System, determines the purchase of which is necessary to promote financial market stability, upon transmittal of such determination, in writing, to the appropriate committees of the U.S. Congress. The EESA also provides for a program that would allow companies to insure their troubled assets.

There can be no assurance that the EESA will have a beneficial impact on the financial markets, including current extreme levels of volatility. To the extent the market does not respond favorably to the TARP or the TARP does not function as intended, our business may not receive the anticipated positive impact from the legislation. In addition, the U.S. Government, Federal Reserve and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur or what impact, if any, such actions could have on our business, results of operations and financial condition.

The lack of liquidity in our investments may adversely affect our business, including our ability to value and sell our assets..

We will invest in real estate assets and instruments that are not liquid. Moreover, turbulent market conditions, such as those currently in effect, could significantly and negatively impact the liquidity of our assets. It may be difficult or impossible to obtain third party pricing on the investments we purchase. Illiquid investments typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. In addition, validating third party pricing for illiquid investments may be more subjective than more liquid investments. The illiquidity of our investments may make it difficult for us to sell such assets if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Loan Defaults and Foreclosures

The Company is in the business of purchasing real estate assets including but not limited to residential real estate unit(s), lending money in real estate related transactions, and otherwise investing in real estate related financial opportunities, stocks, bonds, car loans, business loans and, as such, assumes the risk of default or breach other risks specifically when we lend capital to others. Some loans or investments will require payments of interest only during a specified term. Thus, the borrower will have to make a large “balloon” payment of principal due at the end of the term. Many borrowers are unable to repay such proceeds out of their own capital and are compelled to refinance or sell. Fluctuations in interest rates, the unavailability of additional capital or a weak real estate market could adversely affect the ability of borrowers to refinance their loans or other repay us the proceeds of our investment at maturity or sell their property.

Since the Company lends or invests primarily on the basis of a qualitative and quantitative asset evaluation, we rely principally on the real property securing our interest to protect our investment. The Management may obtain guaranties on certain loans or investments, but will not always require a guaranty as a condition to making a loan. There are a number of factors, which could adversely affect the value of such real property security, including, among other things, the following:

1. The Company will rely on appraisals or BPOs to determine the fair market value of real property used to secure loans or investments. No assurance can be given that such appraisals and/or BPOs will be accurate. Moreover, since an appraisal or BPO fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan or investment. Subsequent events may include nationwide, statewide or local economic, demographic trends, or may include specific local events such as freeway construction or adverse weather conditions. Neither the appraiser nor the Management will be able to predict with any certainty whether these events will occur after a loan or investment is made.

2. In the event of a significant default or breach, the Company may be forced to purchase property at a foreclosure sale or otherwise secure real property in an effort to salvage our investment. If the Company cannot quickly sell such property, and the property does not produce any significant income, the Company’s profitability will be adversely affected.

3. To the extent that loans or investments are secured by improved real property, the improvements will constitute a significant portion of the value of the real property security. In the event that such improvements are destroyed or damaged, the value of the real property security diminishes correspondingly, to the extent not covered by insurance. (See “Uninsured Losses,” below.)

4. In certain states, the laws provide that if the real property security proves insufficient to repay amounts owing to a lender, the lender may not have the right to recover any deficiency from the borrower or it may be more costly and time-consuming to recover a deficiency from the borrower than by a non-judicial foreclosure.

5. The recovery of sums advanced by the Company in making investments or loans and protecting its security may be delayed or impaired by the operation of the federal bankruptcy laws or by irregularities in the manner in which the loan or investment was made. Any borrower has the ability to delay a foreclosure sale by the Company for a period ranging from several months to several years via the filing of a bankruptcy petition, which automatically stays any actions to enforce the terms of the loan. The length of this delay and the costs associated therewith may have an adverse impact on the Company’s profitability.

6. The property securing our investments could be adversely affected by earthquakes, floods, mud slides, similar events and acts of God for which insurance may not be available.

Unspecified loans or investments

The investments in which the proceeds of this offering will be allocated have not yet been determined, and Members will have no opportunity to review potential allocation. The Management will manage and direct all decisions with respect to the management of the Company, including the determination as to what investments to make or purchase, and the Company is dependent to a substantial degree on its continued services. The Company’s success depends, in part, upon the continued performance of key officers and designees of the Management. (See “The Management and Its Affiliates”). The loss of any one of these persons could have a material adverse effect on the business of the Company.

Management not required to devote full time to the business of the Company.

It is not expected that the Company will require the Management to devote its full time to the Company’s affairs, but only such time as the affairs of the Company may reasonably require. Moreover, the Management may delegate certain duties and functions to others, which, at its sole discretion, it deems, sufficiently qualified.

Investors not independently represented

The investors in the Company have not been represented by independent counsel in its organization, and the attorneys who have performed services for the Company have also represented the Management. (See “Conflicts of Interest”.)

Investment delays; cash reserves

There will be a delay between the time equity is sold and the time the proceeds of this offering are allocated by the Company. During these periods, the proceeds of this offering will be invested in short-term certificates of deposit, money-market capital or other liquid assets, which may not yield a return as high as the anticipated return to be earned on Company allocations. The length of these delays may adversely affect the overall investment return to Members. Additionally, the Management may retain a contingency reserve capital to cover unexpected cash needs of the Company. The contingency reserve capital may be invested in assets whose yield may not be as high as the yield that would result if such reserve capital were invested in real related projects.

Uninsured Losses

The Management will arrange for comprehensive title, fire and casualty insurance on improved properties securing the Company’s investments. The Management may also, but is not required to, arrange for earthquake insurance. However, there are certain types of losses (generally of a catastrophic nature), which are either uninsurable or not economically insurable, such as losses due to war, terrorism, floods, mudslides or acts of God. Should a catastrophic event transpire, or should a borrower allow its insurance coverage to lapse, the Company could suffer a loss of principal and interest on the loan secured by the uninsured property. The Management will not obtain fire insurance on unimproved land.

Lack of regulation

The management and investment practices of the Company are not supervised or regulated by any federal or state authority, except that certain aspects of this offering and the Company, its operations and/or its Affiliates and their operations are subject to supervision or regulation by the Nevada Real Estate Division, Financial Institutions Division or the newly formed Mortgage Division, the Nevada Secretary of State and the Securities Division of the Nevada Secretary of State, other state’s regulatory authorities and the United States Securities and Exchange Commission.

Conflicts of Interest

There are several areas in which the interests of the Management will conflict with those of the Company, which should be carefully considered (see “Conflicts of Interest”). We are dependent on our Management for our day-to-day management and do not have any independent officers or employees. Our officers, and our non-independent directors, also serve as employees of our Management and/or its affiliate(s). Our management agreement with our Management was negotiated between related parties and its terms, including fees payable, may not be as favorable to Company investors as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the ability of our Management and its officers and employees to engage in other business activities may reduce the time our Management and its officers and employees spend managing us.

Environmental Liabilities

Properties that secure our investments may contain, or may become contaminated with, toxic or hazardous substances. While the Management will make reasonable investigations into whether the properties contain toxic or hazardous substances, these investigations will not guarantee that a property is free of toxic or hazardous substances, nor can they ensure that a property does not become contaminated with toxic or hazardous substances subsequent to the closing of the loan. This liability may, under certain circumstances, extend to a lender that has, pre-foreclosure, undertaken certain roles in managing the property or the activities of the borrower such that the lender could be characterized as an “owner” or “operator” under applicable environmental laws, or to a lender post-foreclosure.

Under current federal and state law, the owner and operator of real property contaminated with toxic or hazardous substances is, in most situations, liable for all costs associated with any remedial action necessary to bring the property into compliance with applicable environmental laws and regulations. This liability may arise regardless of who caused the contamination or when it was caused. Under certain circumstances, a mortgage lender who has acquired title through foreclosure may be exempt from such liability. In any event such contamination may adversely impair the value of our security, collateral or investment in any given project.

Reliance on information provided by others

The success of our real estate acquisition(s), loan(s) or investment(s) will depend upon, among other things, an accurate assessment of the underlying value of the real property or the creditworthiness of the borrower depending upon the circumstances. While our Management will make an investigation regarding all property we acquire or any property proposed as security or collateral for a loan, and the credit-worthiness of each borrower in many cases, it will rely to some extent on third parties such as banking institutions, credit agencies, appraisers, and the borrower itself to provide the information upon which the Management will base its decision to participate. There is no guarantee that this information will be accurate.

Risks of ownership in real property

When the Company acquires any equity or leasehold interest in property by foreclosure or otherwise, the Company is exposed to the risks of liability incident to real property ownership or tenancy. Owners of real property may be subject to liability for injury to persons and property occurring on the real property or in connection with the activity conducted thereon, and liability for non-compliance with governmental regulations. These risks may also include, but are not limited to, the construction risks in taking over and overseeing the completion of a project that has not been completed, the absorption risk of marketing and selling the homes or units to prospective purchasers or renters, potential liability to owners or renters for design or construction defects, the risks for environmental clean-up costs and related environmental liabilities described in the “Environmental Liabilities” section above, and, in the case of a rental project, the economic risks of managing and operating a rental project. The impact of any of these or other factors described in this Offering Memorandum may adversely impact the ability of the Investors to recover the full amount of their initial investment.

Their acquisition of homes or Class “A” Equity Interests in a project thus slows down the demand for such homes or units.

The Company may default on the note from Mr. Underhill.

The Company purchased a condominium from Mr. Underhill via a promissory note. As the Note is not secured by the property, in the event that the Company were to default on the note, the property would not revert to Mr. Underhill.

Real estate is illiquid and its value may decrease

Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited.

Adverse changes in general economic conditions

The Company’s success is dependent upon the general economic conditions in the geographic areas in which a substantial number of the properties that secure its loans are located. Adverse changes in national economic conditions or in the economic conditions of the regions in which a substantial number of the properties that secure the Company’s loans likely would have an adverse effect on real estate values, interest rates and, accordingly, the Company’s loan portfolio.

Risks Relating to our Stock

The Offering price of $0.10 per share is arbitrary.

The Offering price of $0.10 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Bulletin Board or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, one shareholder, Frank Underhill beneficially owns 100% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, this stockholder, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•      the ability of the company to offer and sell the shares of common stock offered hereby;

•      the integration of multiple technologies and programs;

•      the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•      changes in existing and potential relationships with collaborative partners;

•      the ability to retain certain members of management;

•      our expectations regarding general and administrative expenses;

•      our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•      other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus, except to the extent as required by law. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 4,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•      working capital;

•      real estate purchases;

•      capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various Companying levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The offering expenses are to be incurred would be paid out of General Operating Expenses. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

USE OF PROCEEDS*
% of Shares Sold # of Shares Sold	25% 1,000,000	50% 2,000,000	75% 3,000,000	100% 4,000,000
Gross Proceeds	$100,000	$200,000	$300,000	$400,000
Net Proceeds to the Company	$100,000	$200,000	$300,000	$400,000

Use of Proceeds:
Legal & Accounting	$20,000	$25,000	$30,000	$40,000
General Operational Expenses	$5,000	$15,000	$35,000	$35,000
Purchases of new properties	$70,000	$150,000	$200,000	$290,000
Administrative Cost	$5,000	$10,000	$35,000	$35,000

Total	$100,000	$200,000	$300,000	$400,000

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2015:

June 30, 2015
Current liabilities	$—

Stockholder’s deficit:

Common stock	12,000
Additional paid-in capital	6,500
Accumulated deficit	(13,765)
Total stockholders’ equity	4,735
Total capitalization	$5,369

DILUTION

The net tangible book value of our company as of March 15, 2015 was $5,369 or ($0.000) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock on March 15, 2015.

Our net tangible book value and our net tangible book value per share will be impacted by the 4,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.10 per share.

We are registering 4,000,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $0.10 per share our net tangible book value and per share dilution under various offering scenarios as of March 15, 2015, is illustrated in the following table:

	$400,000 Offering (100%)	$300,000 Offering (75%)	$200,000 Offering (50%)	$100,000 Offering (25%)
Number of current shares held	12,000,000	12,000,000	12,000,000	12,000,000
Number of new shares issued	4,000,000	3,000,000	2,000,000	1,000,000
Total number of new shares held	16,000,000	15,000,000	14,000,000	13,000,000

Net tangible book value before this offering	$5,369	$5,369	$5,369	$5,369
Net proceeds to the company	$400,000	$300,000	$200,000	$100,000
Net tangible book value after this offering	$405,369	$305,369	$205,369	$105,369

Assumed public offering price per share	$0.10	$0.10	$0.10	$0.10
Net tangible book value per share before this offering	$0.000	$0.000	$0.000	$0.000
Increase attributable to new investors	$0.025	$0.02	$0.015	$0.01
Net tangible book value per share after this offering	$0.025	$0.02	$0.015	$0.01
Dilution per share to new stockholders	$0.075	$0.08	$0.085	$0.090

Current Shareholders % after offering	75%	80%	85%	92%
Purchasers % after offering	25%	20%	15%	8%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

As of June 30, 2015, the Company has one (1) shareholder who holds 100% of its issued and outstanding common stock.

DESCRIPTION OF BUSINESS AND PROPERTY

Our Company

The Company was formed on June 12, 2014 in the State of Nevada.

Business Strategy

Our objective is to provide attractive, risk-adjusted returns to our investors over the mid to long-term, primarily through income appreciation and capital appreciation distributions. We intend to achieve this objective by investing in a diversified portfolio of residential real estate through single or bulk transaction(s) including mainly single family detached residential units or homes, real estate-related mortgage loans or notes and hard money lending (first trust deed transactions), stocks, bonds, car loans, and business loans subject to maintaining our exemption from registration under the 1940 Act. The Company currently owns and leases one condo unit in Las Vegas, NV.

We rely on our Management’s expertise in identifying residential real estate assets within our stated target objectives. Our Management makes investment decisions based on various factors, including, relative value, expected risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, liquidity, cost of financing and financing availability, as well as maintaining our exemption from registration under the 1940 Act.

Over time, we will modify our investment allocation strategy as market conditions change to seek to maximize the returns from our investment portfolio. We believe this strategy, combined with our Management’s experience, will enable us to pay dividends and achieve capital appreciation throughout a changing real estate market and changing interest rate and credit cycles and provide attractive long-term returns to investors.

Our targeted asset classes and the principal investments we have made and expect to make in each are as follows:

Asset Class	Principal Investments
Residential Property	• Single family attached, Single Family detached, multi-unit, condominiums, townhomes, etc.
Partially completed real estate developments, residential, commercial, retail.

REO Tape Transactions	• Bulk or block acquisitions of single family detached residential units or homes.

Our primary business strategy is to seek out and secure real estate properties that may have been formerly subjected to distressed financing terms as a consequence of recent economic factors. Our focus is on residential, single-family detached homes throughout the United States made available individually or bulk transfer from various private parties or financial institutions seeking to liquidate non-performing assets.

Our business strategy is designed to generate a rate of return by acquiring: (1) distressed properties (individually or in bulk transaction(s)) for investment purposes and eventual resale. We believe there is a significant market opportunity to acquire discounted real estate assets or in some instances, to lend to or invest with real estate developers and property owners or otherwise participate in real estate related investments where non-traditional financing sources are not available. The current credit crisis and economic environment and the strict underwriting standards and length of time required by traditional sources including banking institutions are often prohibitive.

We believe that by focusing on maximizing the discount to the perceived present market value and carefully assessing the inherent, acceptable present market value of the real estate to be acquired or serving as out collateral or security on our loans or investments, we can generate a reasonable rate of return for our investors. With respect to our limited lending activity, we can expedite the approval process and approve investments with certain individuals who might not otherwise qualify for Companying from traditional sources. Typically we also review and evaluate the character and credit history of our borrowers or principals in any potential transaction. Our primary focus, though, is squarely upon on the value and potential liquidity of the real estate asset, we acquire or which secures our loan or investment.

As with all investments, there is a relationship between the risk assumed and the possible reward earned through our business strategy. We will assume more risk than traditional Companying sources such as banks or mortgage lenders. In return, we seek to generate a higher yield or rate of return.

We expect to provide capital appreciation strategies and distributions in relation to our acquisition of discounted or non-performing real estate assets thereby allowing investors to earn above market return within this asset class.

On an annualized basis we expect to prepare yearly financial statements prepared in accordance with GAAP such that on or about March 31 following each year end we shall deliver to you audited financial statements for the preceding year.

In most cases, these properties will require clean-up, upgrade and maintenance. We may be required to engage the services of affiliated or nonaffiliated third parties for purposes related to the following:

•      Property Management: Vacate and secure property, connect utilities, do trash out, maintain pool/spa and landscaping, obtain bids and supervise repairs, arrange termite inspection and repair, correct encroachment problems, do regular property inspections, send monthly status reports.

•      Property Valuation: Complete BPO package or appraisal, as-is and repaired.

•      Property Sale(s): Aggressive multifaceted marketing, receiving offers and making recommendations for counters, qualifying buyers, arranging financing, coordinating the closing process.

Our Management will be expected to undertake or manage the following functions:

Pre Acquisition

•      Asset Valuation and Marketing Analysis

–      Broker Price Opinion (BPO)

–      Appraisal Coordination

–      Repair Analysis and Information

Post Acquisition

•      Pre-Marketing and Marketing

–      Property Condition Analysis and Reporting

–      Securing Property

–      Monthly Marketing Reports and Strategy Reports

–      Advertising Coordination

•      Legal Services

–      Eviction Coordination

–      Personal Property Management

–      Property Inspections

•      Closing — Title Services

–      Title Closing Documents and Preparation

–      Escrow and Closing Coordination

–      HUD Reviews and Analysis

•      Reports

–      Daily, Weekly or Monthly Reporting

–      Custom Reports

–      Performance Reports

•      Accounting — Financial

–      Expenses Report and Management

–      Expense Tracking

–      Review and Process Reimbursements

We expect to place a heavy emphasis on the inherent accuracy of our valuation methodologies as applied to valuing potential real property acquisitions. We may utilize traditional appraisal methods, Broker Price Opinions, or Value Reconciliation method(s). A BPO, or Broker Price Opinion, is a tool used by mortgage lenders, banks and others to value a property in the current market. The reasons and timing for using a real estate broker for a BPO might include:

•      The cost of an appraisal is to be avoided.

•      Delinquent payments and pending foreclosure.

•      In a refinance situation.

A Value Reconciliation Report is an analysis of two or more residential property valuations that can assist lenders and servicers in reconciling disparate values on specific non-performing real estate assets. A professional real estate analyst performing the reconciliation renders an opinion of which value is most likely accurate, based on the unbiased findings borne out by comprehensive research. This valuation methodology incorporates multiple valuation parameters including both quantative and qualitative data in meaningful context

Employees

As of June 19, 2015, we had one (1) part time employees, including management. We consider our relations with our employees to be good.

Description of Property

We currently own office space at 3414 Pino Cir. Las Vegas, NV 89121, as our principal offices. We believe these facilities are in good condition, but that we may need to expand our space as our research and development efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2014 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained herein to reflect future events or developments, except to the extent required by law. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 3.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon its future profitable operations. Management has plans to seek additional capital through a private placement and public offering of its common stock, if necessary. Our auditors have expressed a going concern opinion which raises substantial doubts about the Issuers ability to continue as a going concern.

Plan of Operation

Liquidity and Capital Resources

As of June 30, 2015, we had $5,083 in current assets, compared to $5,155 in current assets at December 31, 2014. The Company had current liabilities of $189 and nil at June 30, 2015 and December 31, 2014.

We have no material commitments for the next twelve months. We will however require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed of $6,000 per month for the first 6 months of 2015. Expenses are expected to increase in the second half of 2015 due to a projected need to increase personnel, based upon investing in a diversified portfolio of residential real estate through single or bulk transaction(s) including mainly single family detached residential units or homes, real estate-related mortgage loans or notes and hard money lending (first trust deed transactions), stocks, bonds, car loans, and business loans subject to maintaining our exemption from registration under the 1940 Act.

The Company’s projected capital needs and its projected increase in expenses are based upon the Company’s projected investments over the coming twelve months, however, in the event that the full offering proceeds are not raised, the Company would roll-out new investments at a slower pace and/or focus its energies on the refinement its existing investment to maximum its productivity. The Company’s success does not depend on a scheduled roll-out and therefore it has flexibility to scale back its expenses to meet actual income.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive increasing revenues from operations in the coming year, however, since the Company has earned only nominal revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Issuer has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, the Company believes it can Company continue its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds through sales of equity, debt and convertible securities, if it is deemed necessary.

The Company has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

We generated revenue from June 12, 2014 (inception) to June 30, 2015 in the amount of $2,250 and for the six month period ended June 30, 2015 of $450. For the period ended June 30, 2015, our expenses were $681 compared to $15,145 for the period ended December 31, 2014. As a result, we have reported net loss of $420 for the period ended June 30, 2015 and a net loss of $13,345 for the period ended December 31, 2014. Our total net loss from inception on June 12, 2014, through June 30, 2015, was $13,765.

Our independent registered public accounting firm has expressed a going concern opinion which raises substantial doubts about our ability to continue as a going concern. Due to the limited nature of the Company’s operations to date, the Company does not believe that past performance is any indication of future performance. The impact on the Company’s revenue’s of recognized trends and uncertainties in our market will not be recognized until such time as the Company has had sufficient operations to provide a baseline.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured. On July 3, 2014, Frank Underhill, the sole Director and shareholder, entered into a promissory note with the Company to contribute to the Company a condominium located in Las Vegas Nevada. The title to the condominium was transferred on May 12, 2015. However, the revenue associated with the property was assigned to the Company as of July 3, 2014.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted-average number of common shares outstanding for the period, without consideration for common stock equivalents. As of June 30, 2015 and December 31, 2014, there were no share equivalents outstanding.

TAX TREATMENT OF REGISTRANT AND ITS SECURITY HOLDERS

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;
•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);
•	financial institutions or broker-dealers;
•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);
•	U.S. expatriates;
•	persons who mark-to-market our common stock;
•	subchapter S corporations;
•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;
•	regulated investment companies and REITs;
•	trusts and estates;
•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;
•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	persons subject to the alternative minimum tax provisions of the Code; and
•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

OUR MANAGEMENT

Executive Officers

Name	Age	Position
Frank Underhill	73	Chairman of the Board, President, Secretary, Treasurer, Director

Directors, Executive Officers, Promoters and Control Persons

Frank Underhill, President, Secretary, Treasurer, Director, Sole Shareholder, age 73.

Mr. Underhill has been a retired broker for the approximately the last 20 years.

From July 20, 2012 to May 19, 2014, Mr. Underhill served as President to Multiplayer Online Dragon, Inc.

From April 1993 to present, Mr. Underhill is serving as President to Helix Ventures overseeing the administration of the Company.

From August 20, 2013 to present, Mr. Underhill is serving as President to Abington Resources.

From June 18, 2014 to present, Mr. Underhill has served as president of Granito Acquisition I, Inc. A blank check reporting company which has not completed an acquisition nor filed its 10K or 10Q’s.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a) Name and Principal Position	(b)| Year	(c) Salary*	(d) Bonus	(e) Stock Awards	(f) Option Awards	(g) Non-equity incentive plan compensation	(h) Nonqualfied deferred compensation earnings	(i) All Other Compensation	(j) Total Compensation
Frank Underhill Chairman,	2014	$0	0		0	0	0	0	$0
Pres., Sec.., Treas., Dir.	2015	0	0		0	0	0	0	0

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of June 19, 2015.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended December 31, 2015. We intend to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of June 19, 2015, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Shares Beneficially Owned(*)	Percent of Class(**)
Frank Underhill	Las Vegas, NV	12,000,000	100%
All Directors and Officers as a Group (1 person)		12,000,000	100%

____________

(*)    Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute Beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above. This includes any shares such person has the right to acquire within 60 days.

(**)  Percent of class is calculated on the basis of the number of fully diluted shares outstanding on June 19, 2015 (12,000,000).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of Vegas Rental Development, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at June 19, 2015
Title of Class	Authorized	Outstanding
Common stock, $0.001 par value per share	75,000,000	12,000,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking Company to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

a)    20 to 33 1/3%,

b)    33 1/3 to 50%, or

c)    more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

a)    has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

b)    does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

a)    an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

b)    an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

c)    representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

a)    the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

b)    the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

c)    if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•      directly to investors;

•      to investors through agents;

•      to dealers; and/or

•      through one or more underwriters.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the shares of common stock may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act, or contribution from us to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with us or perform services for us from time to time in the ordinary course of business.

The distribution of the shares of common stock may be affected from time to time in one or more transactions at a fixed price or prices, which may be changed.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. In the sale of the shares, underwriters or agents may receive compensation from us or from purchasers of the shares, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Each time we sell shares, we will describe the method of distribution of the shares in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•      identify any such underwriter or agent;

•      describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•      identify the amounts underwritten; and

•      identify the nature of the underwriter’s obligation to take the shares.

If underwriters are utilized in the sale of the securities, the shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of the sale. We may offer the shares to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriters are utilized in the sale of the securities, unless otherwise stated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of the shares will be obligated to purchase all of the shares offered if any are purchased.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities, such as over allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over allotment involves sales in excess of the offering size which create a short position. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. The underwriters may also impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents may engage in transactions with us or perform services for us in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase shares from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may include commercial and savings banks, insurance companies, pension Companys, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the shares shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the shares are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the shares less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1)    an executed copy of the Subscription Agreement, available from the company; and

2)    a check payable to the order of Vegas Rental Development, Inc. in the amount of $0.10 for each share you want to purchase.

OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The company’s shares may never be quoted on the OTC Bulletin Board or listed on an exchange. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker. Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78.138 of the NRS (“Section 78.138”) provides that directors and officers of Nevada corporations may, under certain circumstances, be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 78.138 also provides that directors and officers may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article XI, Section 43 of our bylaws contains provisions which require that our company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Harold P. Gewerter, Esq. of Harold P. Gewerter, Esq. Ltd., 5536 S. Ft. Apache #102, Las Vegas, NV 89148, (702) 382-1714, Fax: (702) 382-1759, E-mail: harold@gewerterlaw.com.

EXPERTS

The consolidated financial statements included in this prospectus for the period from inception (June 12, 2014) and ended December 31, 2014 have been audited by MaloneBailey, LLP, Houston, TX, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Vegas Rental Development, Inc.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

INVESTMENT POLICIES OF REGISTRANT

The Company is a real estate based company with a principle business objective of acquisition, lease, and management services of housing units located in lower income or older communities in Las Vegas. The Company is based in the Las Vegas area and we have purchased our initial property in Las Vegas.

We believe there is a demand to provide the supply of housing to this market by purchasing, leasing and managing such properties through our business strategy.

In the event we find optimal properties and we do not have adequate funding at the time then we plan to finance the balance through conventional means. Currently there are no sources of credit available to our company although in the event that we raise partial amount of our forecast, we will attempt to have an equity financing of the property under the Corporation’s name. We believe the Company can gain favorable financing of 50% Loan to Value for such real estate investments from mortgage lenders.

DESCRIPTION OF REAL ESTATE

The Company is a real estate based company with a principle business objective of acquisition, lease, and management services of housing units located in lower income or older communities in Las Vegas. The Company is based in the Las Vegas area and we have purchased our initial property in Las Vegas.

Target Properties

We will be evaluating and refining sustainability standards in our target communities.

Location is a primary focus of our targeted activities as we plan to focus on real estate properties within low income or older communities in the Las Vegas area. Utilizing our management team’s experience; we plan to implement the best practices to locate and then purchase older properties.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Vegas Rental Development, Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheet of Vegas Rental Development, Inc. (the “Company”) as of December 31, 2014, and the related statements of operations, stockholders’ equity, and cash flows for the period from June 12, 2014 (inception) through December 31, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the related statements of operations, stockholders’ equity, and cash flows for the period from June 12, 2014 (inception) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss from operation since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP

www.malone-bailey.com

Houston, Texas

July 2, 2015

VEGAS RENTAL DEVELOPMENT, INC.
BALANCE SHEET

December 31, 2014
ASSETS

CURRENT ASSETS:
Cash	$155
Legal trust account	5,000
Total current assets	5,155

Total assets	$5,155

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Total current liabilities	$—

Total liabilities	—

STOCKHOLDERS’ EQUITY:
Common stock: $0.001 par value; 75,000,000 authorized, 12,000,000 shares issued and outstanding as of December 31, 2014	12,000
Additional paid-in capital	6,500
Accumulated deficit	(13,345)
Total stockholders’ equity	5,155

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,155

See accompanying notes to Financial Statements.

VEGAS RENTAL DEVELOPMENT, INC.
STATEMENT OF OPERATIONS

For the Period from June 12, 2014 (Inception) to December 31, 2014
REVENUE:
Rental income	$1,800
Total revenue	1,800

EXPENSES:
General and administrative expenses	15,145
Total expenses	15,145

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(13,345)

Provision for income taxes	—

NET INCOME (LOSS)	$(13,345)

Net income (loss) per common share – basic and diluted	$(0.00)

Weighted average of common shares outstanding – basic and diluted	12,000,000

See accompanying notes to Financial Statements.

VEGAS RENTAL DEVELOPMENT, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock Shares	Amount	Additional Paid-In Capital	Accumulated Deficit	Total
Balance June 12, 2014 – Inception	—	$—	$—	$—	$—
Issuance of common stock for cash	12,000,000	12,000	3,000	—	15,000
Contributed capital	—	—	3,500	—	3,500
Net Loss	—	—	—	(13,345)	(13,345)
Balance December 31, 2014	12,000,000	12,000	6,500	(13,345)	5,155

See accompanying notes to Financial Statements.

VEGAS RENTAL DEVELOPMENT, INC.
STATEMENT OF CASHFLOWS

For the Period from June 12, 2014 (Inception) to December 31, 2014
Cash Flows from Operating Activities:
Net Income (Loss)	$(13,345)

Net cash provided by (used in) operating activities	(13,345)

Cash Flows from Financing Activities:
Proceeds from sale of common stock	15,000
Contributed capital	3,500
Net cash provided by financing activities	18,500

NET DECREASE IN CASH	5,155
CASH AT BEGINNING OF THE PERIOD	—
CASH AT THE END OF THE PERIOD	$5,155

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—
Cash paid for income taxes	$—

See accompanying notes to Financial Statements.

VEGAS RENTAL DEVELOPMENT, INC.

NOTES TO FINANCIAL STATEMENTS

For the Inception Period from June 12, 2014 to December 31, 2014

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies of Vegas Rental Development, Inc. (“the Company”) is presented to assist in understanding the Company’s financial statements. The accounting policies presented in these footnotes conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the accompanying financial statements. These financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

Organization and Nature of Business

Vegas Rental Development, Inc. (the Company) was incorporated in the State of Nevada on June 12, 2014. Our objective is to provide risk-adjusted returns to our investors over the mid to long-term, primarily through income appreciation and capital appreciation distributions. We intend to achieve this objective by investing in a diversified portfolio of residential real estate through single or bulk transaction(s) including condos, townhomes single family detached residential units or homes. The Company currently owns and leases one condo unit in Las Vegas, NV.

We rely on our management’s expertise in identifying residential real estate assets within our stated target objectives. Our Management makes investment decisions based on various factors, including, relative value, expected risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, liquidity, cost of financing and financing availability, as well as maintaining our exemption from registration under the 1940 Act.

The Company has minimal operating history, including organizational matters.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment is stated at cost, net of depreciation. Maintenance and repairs are charged to expense as incurred unless the expenditure significantly extends the estimated useful life of the asset. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Estimated Lives
Building	40 years

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Use of Estimates

The preparation of financial statements in accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in managements’ estimates or assumptions could have a material impact on the Company’s financial condition and results of operations during the period in which such changes occurred. Actual results could differ from those estimates. The Company’s financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

In the period ended December 31, 2014, the Company elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The early adoption of this ASU allows the company to remove the inception to date information and all references to development stage

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $13,345 as of December 31, 2014. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management expects to seek potential business opportunities for merger or acquisition of existing companies. Currently the Company has yet to locate any merger of acquisition candidates. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

NOTE 3 – COMMON STOCK

On June 12, 2014, the Company issued the 12,000,000 shares of common stock to Frank Underhill, our officer and director, in exchange for $15,000. This issuance of stock represents the initial capitalization of the company and was accounted for as founder shares.

On June 20, 2014, Frank Underhill contributed $3,500 to capital.

NOTE 4 – INCOME TAXES

The cumulative tax effect at the expected rate of 35% of significant items comprising our net deferred tax amount is as follows:

December 31, 2014
Deferred tax asset attributable to:
Net operating loss carryover	$4,671
Valuation allowance	(4,671)
Net deferred tax assets	$—

NOTE 5 – SUBSEQUENT EVENT

On May 12, 2015, Frank Underhill, our officer and director, sold the Company a condominium unit for $41,000. Mr. Underhill received a promissory note from the Company for the same amount. The note carries an interest rate of 3% and the note principal and all accrued interest shall be due and paid in full on July 3, 2017, the maturity date. If event of default occurs, at the option of lender, all amounts owed shall bear interest at 6% per annum. The condominium unit was recognized at the lesser of the historical cost basis of the condominium to Mr. Underhill and the fair value of the condominium as of the date of the sale. Mr. Underhill’s historical cost basis in the condominium was $43,000 and the fair value of the condominium was $41,000.

The Company has evaluated subsequent events from the balance sheet date through July 2, 2015 and determined there are no events to disclose.

VEGAS RENTAL DEVELOPMENT, INC.

BALANCE SHEETS

(UNAUDITED)

	June 30, 2015	December 31, 2014

ASSETS

CURRENT ASSETS:
Cash	$83	$155
Legal trust account	5,000	5,000
Total current assets	5,083	5,155

PROPERTY & EQUIPMENT, NET:
Building	41,000	—
Less: accumulated depreciation	(159)	—
Total property and equipment, net	40,841	—

TOTAL ASSETS	$45,924	$5,155

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accrued interest	$189	$—
Total current liabilities	189	—

LONG-TERM DEBT:
Note payable to shareholder	41,000	—
Total long-term debt	41,000	—

Total liabilities	41,189	—

STOCKHOLDERS’ EQUITY:
Common stock: $0.001 par value; 75,000,000 authorized, 12,000,000 shares issued and outstanding as of June 30, 2015 and December 31, 2014	12,000	12,000
Additional paid-in capital	6,500	6,500
Accumulated deficit	(13,765)	(13,345)
Total stockholders’ equity	4,735	5,155

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$45,924	$5,155

See accompanying notes to Unaudited Financial Statements.

VEGAS RENTAL DEVELOPMENT, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the	For the	June 12, 2014
	Three Months	Six Months	(Inception)
	Ended	Ended	Through
	June 30, 2015	June 30, 2015	June 30, 2014

REVENUE:
Rental income	$—	$450	$300
Total revenue	—	450	300

EXPENSES:
General and administrative expenses	445	681	10,000
Total expenses	445	681	10,000

OPERATING LOSS	(445)	(231)	(9,700)

OTHER EXPENSES:
Interest expense	189	189	—
Total other expense	189	189	—

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(634)	(420)	(9,700)

Provision for income taxes	—	—	—

NET LOSS	$(634)	$(420)	$(9,700)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)	$(0.00)

Weighted average of common shares outstanding - basic and diluted	12,000,000	12,000,000	12,000,000

See accompanying notes to Unaudited Financial Statements.

VEGAS RENTAL DEVELOPMENT, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

SIX MONTHS ENDED JUNE 30, 2015

(UNAUDITED)

	Common		Additional
	Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance December 31, 2014	12,000,000	$12,000	$6,500	$(13,345)	$5,155

Net loss	—	—	—	(420)	(420)

Balance June 30, 2015	12,000,000	$12,000	$6,500	$(13,765)	$4,735

See accompanying notes to Unaudited Financial Statements.

VEGAS RENTAL DEVELOPMENT, INC.

STATEMENT OF CASHFLOWS

(UNAUDITED)

	For the	June 12, 2014
	Six Months	(Inception)
	Ended	Through
	June 30, 2015	June 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(420)	$(9,700)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	159	—
Changes in operating assets and liabilities:
Accrued interest	189	—
Net cash used in operating activities	(72)	(9,700)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	—	15,000
Contributed capital	—	3,500
Net cash provided by financing activities	—	18,500

NET DECREASE IN CASH	(72)	8,800
CASH AT BEGINNING OF THE PERIOD	5,155	—
CASH AT THE END OF THE PERIOD	$5,083	$8,800

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
Noncash Investing and Financing Activities:
Note payable to shareholder issued for building	$41,000	$—

See accompanying notes to Unaudited Financial Statements.

VEGAS RENTAL DEVELOPMENT, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2015

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited interim consolidated financial statements of Vegas Rental Development, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and rules of the Securities and Exchange Commission, and should be read in conjunction with the audited consolidated financial statements and notes thereto contained elsewhere in this document. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the consolidated financial statements which would substantially duplicate the disclosure contained in the audited financial statements have been omitted.

Organization and Nature of Business

Vegas Rental Development, Inc. (the Company) was incorporated in the State of Nevada on June 12, 2014. Our objective is to provide risk-adjusted returns to our investors over the mid to long-term, primarily through income appreciation and capital appreciation distributions. We intend to achieve this objective by investing in a diversified portfolio of residential real estate through single or bulk transaction(s) including condos, townhomes single family detached residential units or homes. The Company currently owns and leases one condo unit in Las Vegas, NV.

We rely on our management’s expertise in identifying residential real estate assets within our stated target objectives. Our Management makes investment decisions based on various factors, including, relative value, expected risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, liquidity, cost of financing and financing availability, as well as maintaining our exemption from registration under the 1940 Act.

The Company has minimal operating history, including organizational matters.

Property and Equipment

Property and equipment is stated at cost, net of depreciation. Maintenance and repairs are charged to expense as incurred unless the expenditure significantly extends the estimated useful life of the asset. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the related assets as follows:

Estimated Lives
Building	40 years

Recently Issued Accounting Pronouncements

Management believes recently issued accounting pronouncements will have no impact on the financial statements of the Company.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $13,765 as of June 30, 2015. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management expects to seek potential business opportunities for merger or acquisition of existing companies. Currently the Company has yet to locate any merger of acquisition candidates. Management is not currently limiting their search for merger or acquisition candidates to any industry or locations. Management, while not especially experienced in matters relating to public company management, will rely upon their own efforts and, to a much lesser extent, the efforts of the Company’s shareholders, in accomplishing the business purposes of the Company.

NOTE 3 – NOTES PAYABLE AND RELATED PARTY TRANSACTIONS

On May 12, 2015, Frank Underhill, our officer and director, sold the Company a condominium unit for $41,000. Mr. Underhill received a promissory note from the Company for the same amount. The note carries an interest rate of 3% and matures on July 3, 2017. The condominium unit was recognized at the lesser of the historical cost basis of the condominium to Mr. Underhill and the fair value of the condominium as of the date of the sale. Mr. Underhill’s historical cost basis in the condominium was $43,000 and the fair value of the condominium was $41,000.

NOTE 4 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet through September 24, 2015, which is through the date of this filing, and determined there are no events to disclose.

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$37
Legal Fees and Expenses	7,000
Accounting Fees*	3,000
Miscellaneous*	200
Total	$10,200

____________

*      Estimated

The Issuer will pay all fees and expenses associated with this offering.

Item 14. Indemnification of Directors and Officers

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

Prior to December 31, 2014, we sold a total of 12,000,000 common shares to management for a gross price of $13,500. The issuances of the shares to the investor was exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D.

Item 16. Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation of Vegas Rental Development, Inc. dated June 12, 2014
3.2	Bylaws dated June 12, 2014
5.1	Opinion of Harold P. Gewerter, Esq.
23.1	Consent of MaloneBailey, LLP
99.1	Subscription Agreement
99.2	Appraisal

Item 17. Undertakings

The undersigned hereby undertakes:

(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)    include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   reflect in the prospectus any facts or events which, individually or together, represent a Companyamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  include any additional or changed material information on the plan of distribution.

(2)   that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

(5)   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, NV on September 22, 2015.

Vegas Rental Development, Inc.

By:	/s/ Frank Underhill
Frank Underhill, President, CEO, Sec., Treas.,
Chairman of the Board, Principal Executive Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on September 22, 2015.

Vegas Rental Development, Inc.

By:	/s/ Frank Underhill
Frank Underhill, President, CEO, Sec., Treas.,
Chairman of the Board, Principal Executive Officer, Principal Accounting Officer